SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of report (date of earliest event reported):  June 15, 1998



                              BAY NETWORKS, INC.
            (Exact name of registrant as specified in its charter)


Delaware                            0-19366                  04-2916246
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                         4401 Great America Parkway
                         Santa Clara, California                  95054
             (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code: (408) 988-2400


(Former name or former address, if changed since last report):












Exhibit Index Appears on Page 5.                             Page 1 of 5 pages
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ITEM 5.    Other Events

     On June 15, 1998, Bay Networks, Inc., a Delaware corporation ("Bay Networks"), and Northern Telecom Limited, a corporation organized under the laws of Canada ("Nortel"), entered into a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Nortel will acquire Bay Networks. The Merger Agreement provides for the merger of a wholly-owned subsidiary of Nortel, Northern Sub Inc. ("Merger Sub") with and into Bay Networks (the "Merger"), as a result of which Bay Networks will become a wholly-owned subsidiary of Nortel. In connection with the execution of the Merger Agreement, the parties entered into a Stock Option Agreement, dated as of June 15, 1998 (the "Stock Option Agreement"), pursuant to which and subject to the terms and conditions set forth therein, Bay Networks granted to Nortel an option to purchase up to 14.9% of the outstanding shares of Bay Networks.

     Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Bay Networks shareholders will receive a fixed exchange ratio of 0.6 shares of common stock of Nortel for each share of common stock of Bay Networks. After the closing of the transaction, Bay Networks shareholders are currently expected to own approximately 21 percent of the outstanding common stock of Nortel. The boards of directors of the two companies have approved the transaction.

     The closing of the transaction is subject to a number of customary conditions, including approval of the shareholders of Bay Networks, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory filings and approvals. The transaction is intended to be tax-free to shareholders of Bay Networks.

     Copies of the Merger Agreement, the Stock Option Agreement and the press release are attached hereto as Exhibits 2.1, 99.1 and 99.2 respectively. The foregoing descriptions of the Merger Agreement and the Stock Option Agreement are qualified in their entirety by reference to the full text of such exhibits. The Merger Agreement, the Stock Option Agreement and the press release are hereby incorporated by reference.

ITEM 7.  Financial Statements and Exhibits

(c)  Exhibits


Exhibit No.         Description

2.1 Agreement and Plan of Merger among Northern Telecom Limited, Northern Sub Inc. and Bay Networks, Inc., dated as of June 15, 1998.

99.1 Stock Option Agreement between Northern Telecom Limited and Bay Networks, Inc., dated as of June 15, 1998.

99.2 Joint Press Release issued by Bay Networks, Inc. and Northern Telecom Limited on June 15, 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BAY NETWORKS, INC.


                                 By: /s/ John J. Poggi, Jr.
                                     Its:  Vice President, General Counsel and
                                           Secretary


Date:  June 17, 1998

                                 EXHIBIT INDEX


Exhibit No.                      Description

   2.1 Agreement and Plan of Merger among Northern Telecom Limited, Northern Sub Inc. and Bay Networks, Inc., dated as of June 15, 1998.

   99.1 Stock Option Agreement between Northern Telecom Limited and Bay Networks, Inc., dated as of June 15, 1998.

   99.2 Joint Press Release issued by Bay Networks, Inc. and Northern Telecom Limited on June 15, 1998.